Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2023 Results

LAS VEGAS, November 9, 2023 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the third quarter ended September 30, 2023.

Operating revenues were $1.67 billion for the third quarter of 2023, an increase of $782.2 million from $889.7 million for the third quarter of 2022. Net loss attributable to Wynn Resorts, Limited was $116.7 million for the third quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $142.9 million for the third quarter of 2022. Diluted net loss per share was $1.03 for the third quarter of 2023, compared to diluted net loss per share of $1.27 for the third quarter of 2022. Adjusted Property EBITDAR(1) was $530.4 million for the third quarter of 2023, compared to Adjusted Property EBITDAR of $173.5 million for the third quarter of 2022.

"Our third quarter results reflect continued strength across our property portfolio," said Craig Billings, CEO of Wynn Resorts, Limited. "Our teams at Wynn Las Vegas and Encore Boston Harbor delivered a new third-quarter record for Adjusted Property EBITDAR at our combined North American properties as we continue to elevate our properties above those of our peers. In Macau, the recovery continued to progress during the quarter, with particular strength in our mass gaming, luxury retail and hotel businesses. On the development front, construction on Wynn Al Marjan Island is well underway, and we are confident the resort will be a 'must see' tourism destination in the UAE."

Consolidated Results

Operating revenues were $1.67 billion for the third quarter of 2023, an increase of $782.2 million from $889.7 million for the third quarter of 2022. For the third quarter of 2023, operating revenues increased $449.5 million, $254.6 million, $74.6 million, and $4.8 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Wynn Interactive, respectively, and decreased $1.4 million at Encore Boston Harbor, from the third quarter of 2022.

Net loss attributable to Wynn Resorts, Limited was $116.7 million for the third quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $142.9 million for the third quarter of 2022. Diluted net loss per share was $1.03 for the third quarter of 2023, compared to diluted net loss per share of $1.27 for the third quarter of 2022. Adjusted net income attributable to Wynn Resorts, Limited(2) was $112.0 million, or $0.99 per diluted share, for the third quarter of 2023, compared to adjusted net loss attributable to Wynn Resorts, Limited of $135.4 million, or $1.20 per diluted share, for the third quarter of 2022.

Adjusted Property EBITDAR was $530.4 million for the third quarter of 2023, an increase of $356.8 million compared to Adjusted Property EBITDAR of $173.5 million for the third quarter of 2022. For the third quarter of 2023, Adjusted Property EBITDAR increased $198.9 million, $121.7 million, $24.0 million, and $12.9 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Wynn Interactive, respectively, and decreased $0.6 million at Encore Boston Harbor, from the third quarter of 2022.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on November 30, 2023 to stockholders of record as of November 20, 2023.

Property Results

Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $524.8 million for the third quarter of 2023, an increase of $449.5 million from $75.2 million for the third quarter of 2022. Adjusted Property EBITDAR from Wynn Palace was $177.0 million for the third quarter of 2023, compared to $(21.8) million for the third quarter of 2022. Table games win percentage in mass market operations was 23.3%, above the 21.5% experienced in the third quarter of 2022. VIP table games win as a percentage of turnover was 3.42%, above the property's expected range of 3.1% to 3.4% and above the 3.27% experienced in the third quarter of 2022.

Wynn Macau
Operating revenues from Wynn Macau were $295.0 million for the third quarter of 2023, an increase of $254.6 million from $40.4 million for the third quarter of 2022. Adjusted Property EBITDAR from Wynn Macau was $77.9 million for the third quarter of 2023, compared to $(43.8) million for the third quarter of 2022. Table games win percentage in mass market operations was 16.5%, above the 13.3% experienced in the third quarter of 2022. VIP table games win as a percentage of turnover was 3.52%, above the property's expected range of 3.1% to 3.4% and above the 1.56% experienced in the third quarter of 2022.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $619.0 million for the third quarter of 2023, an increase of $74.6 million from $544.4 million for the third quarter of 2022. Adjusted Property EBITDAR from our Las Vegas Operations for the third quarter of 2023 was $219.7 million, compared to $195.8 million for the third quarter of 2022. Table games win percentage for the third quarter of 2023 was 26.0%, within the property's expected range of 22% to 26% and above the 20.7% experienced in the third quarter of 2022.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $210.4 million for the third quarter of 2023, a decrease of $1.4 million from $211.8 million for the third quarter of 2022. Adjusted Property EBITDAR from Encore Boston Harbor for the third quarter of 2023 was $60.5 million, compared to $61.1 million for the third quarter of 2022. Table games win percentage for the third quarter of 2023 was 20.8%, within the property's expected range of 18% to 22% and below the 21.1% experienced in the third quarter of 2022.

Balance Sheet
Our cash and cash equivalents as of September 30, 2023 totaled $2.79 billion, comprised of $1.20 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $651.5 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $936.7 million held at Corporate and other. In addition, as of September 30, 2023, we had $646.2 million and $145.5 million in short-term investments held at WML and Corporate and other, respectively. As of September 30, 2023, the available borrowing capacity under the Wynn Resorts Finance Revolver was $737.0 million, and the WM Cayman II Revolver was fully drawn.

Total current and long-term debt outstanding at September 30, 2023 was $11.79 billion, comprised of $6.79 billion of Macau related debt, $2.25 billion of Wynn Las Vegas debt, $2.14 billion of WRF debt, and $613.9 million of debt held by the retail joint venture which we consolidate.

In August 2023, Wynn Las Vegas repurchased $400.0 million aggregate principal amount of its 5 1/2% Senior Notes due 2025, at a price equal to 94% of the principal amount plus accrued interest and an early tender premium of $20.0 million, using cash held by Wynn Resorts.

During the third quarter of 2023, the Company repurchased 596,948 shares of its common stock under its publicly announced equity repurchase program at an average price of $94.11 per share, for an aggregate cost of $56.2 million.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 9, 2023 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before November 14, 2023, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2023 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, adverse macroeconomic conditions and their impact on levels of income and consumer discretionary spending, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, uncertainty surrounding the pace of recovery of tourism and travel in Asia following the COVID-19 pandemic, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, impairment of goodwill and intangible assets, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, gain (loss) on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, impairment of goodwill and intangible assets, property charges and other, change in derivatives fair value, gain (loss) on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues:
Casino	$972,453	$359,876	$2,652,444	$1,209,323
Rooms	289,338	197,212	838,372	568,886
Food and beverage	267,432	224,730	757,079	628,566
Entertainment, retail and other	142,713	107,904	443,542	345,113
Total operating revenues	1,671,936	889,722	4,691,437	2,751,888
Operating expenses:
Casino	577,733	239,901	1,594,761	808,044
Rooms	77,790	67,689	224,275	191,474
Food and beverage	220,835	185,388	605,376	517,515
Entertainment, retail and other	82,554	72,964	261,035	236,853
General and administrative	268,445	201,275	785,538	598,433
Provision for credit losses	870	(8,186)	(6,314)	(11,331)
Pre-opening	867	6,447	6,822	13,396
Depreciation and amortization	171,969	172,502	510,743	520,026
Impairment of goodwill and intangible assets	93,990	—	94,490	48,036
Property charges and other	114,288	4,733	132,265	29,326
Total operating expenses	1,609,341	942,713	4,208,991	2,951,772
Operating income (loss)	62,595	(52,991)	482,446	(199,884)
Other income (expense):
Interest income	46,534	6,892	130,854	10,863
Interest expense, net of amounts capitalized	(188,571)	(165,277)	(566,554)	(472,265)
Change in derivatives fair value	(50,637)	5,839	(3,255)	14,801
Gain (loss) on debt financing transactions	2,928	—	(12,683)	—
Other	3,861	(864)	(19,794)	(26,090)
Other income (expense), net	(185,885)	(153,410)	(471,432)	(472,691)
Income (loss) before income taxes	(123,290)	(206,401)	11,014	(672,575)
Benefit (provision) for income taxes	2,749	(1,390)	(2,574)	(3,248)
Net income (loss)	(120,541)	(207,791)	8,440	(675,823)
Less: net (income) loss attributable to noncontrolling interests	3,863	64,899	(7,602)	219,556
Net income (loss) attributable to Wynn Resorts, Limited	$(116,678)	$(142,892)	$838	$(456,267)
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$(1.03)	$(1.27)	$0.01	$(4.00)
Diluted	$(1.03)	$(1.27)	$0.01	$(4.00)
Weighted average common shares outstanding:
Basic	112,797	112,709	112,813	114,061
Diluted	112,797	112,709	113,132	114,061

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$(116,678)	$(142,892)	$838	$(456,267)
Pre-opening expenses	867	6,447	6,822	13,396
Impairment of goodwill and intangible assets	93,990	—	94,490	48,036
Property charges and other	114,288	4,733	132,265	29,326
Change in derivatives fair value	50,637	(5,839)	3,255	(14,801)
(Gain) loss on debt financing transactions	(2,928)	—	12,683	—
Foreign currency remeasurement and other	(3,861)	864	19,794	26,090
Income tax impact on adjustments	(1,065)	(88)	(1,055)	(96)
Noncontrolling interests impact on adjustments	(23,233)	1,380	(20,403)	(14,427)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$112,017	$(135,395)	$248,689	$(368,743)
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$0.99	$(1.20)	$2.20	$(3.23)

Weighted average common shares outstanding - diluted	113,106	112,709	113,132	114,061

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$92,484	$40,065	$(5,459)	$127,090	$122,276	$(19,070)	$(208,959)	$41,258	$62,595
Pre-opening expenses	—	—	—	—	—	6	861	—	867
Depreciation and amortization	53,985	20,331	381	74,697	57,753	31,100	6,094	2,325	171,969
Impairment of goodwill and intangible assets	—	—	—	—	—	—	93,990	—	93,990
Property charges and other	9,085	3,405	2	12,492	1,323	487	99,986	—	114,288
Management and license fees	16,691	9,228	—	25,919	29,379	10,265	—	(65,563)	—
Corporate expenses and other	2,364	2,372	3,982	8,718	7,264	1,880	1,861	15,381	35,104
Stock-based compensation	2,439	2,538	1,094	6,071	1,745	426	1,303	6,599	16,144
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	—	35,404
Adjusted Property EBITDAR	$177,048	$77,939	$—	$254,987	$219,740	$60,498	$(4,864)	$—	$530,361

	Three Months Ended September 30, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(84,478)	$(73,833)	$(4,339)	$(162,650)	$103,006	$9,602	$(27,113)	$24,164	$(52,991)
Pre-opening expenses	—	—	—	—	5,087	199	1,161	—	6,447
Depreciation and amortization	52,225	21,172	380	73,777	52,756	38,875	4,827	2,267	172,502
Property charges and other	2,467	1,419	22	3,908	1,042	34	(213)	(38)	4,733
Management and license fees	2,643	2,250	—	4,893	25,798	10,308	—	(40,999)	—
Corporate expenses and other	1,599	1,620	3,297	6,516	5,872	1,736	651	7,994	22,769
Stock-based compensation	3,736	3,566	640	7,942	2,199	382	2,939	6,612	20,074
Adjusted Property EBITDAR	$(21,808)	$(43,806)	$—	$(65,614)	$195,760	$61,136	$(17,748)	$—	$173,534

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$212,627	$99,581	$(16,297)	$295,911	$384,048	$(45,022)	$(268,029)	$115,538	$482,446
Pre-opening expenses	—	—	—	—	81	1,253	5,591	(103)	6,822
Depreciation and amortization	162,060	61,508	1,141	224,709	171,955	91,232	15,933	6,914	510,743
Impairment of goodwill and intangible assets	—	—	—	—	—	—	94,490	—	94,490
Property charges and other	12,914	10,483	15	23,412	8,474	709	99,670	—	132,265
Management and license fees	43,595	25,990	—	69,585	84,632	31,514	—	(185,731)	—
Corporate expenses and other	7,475	7,591	12,034	27,100	21,150	5,693	4,841	43,558	102,342
Stock-based compensation	6,042	7,121	3,107	16,270	5,118	1,319	6,608	19,824	49,139
Triple-net operating lease rent expense	—	—	—	—	—	106,318	—	—	106,318
Adjusted Property EBITDAR	$444,713	$212,274	$—	$656,987	$675,458	$193,016	$(40,896)	$—	$1,484,565

	Nine Months Ended September 30, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(251,721)	$(182,128)	$(12,389)	$(446,238)	$328,762	$25,551	$(189,469)	$81,510	$(199,884)
Pre-opening expenses	—	—	—	—	10,031	199	3,166	—	13,396
Depreciation and amortization	154,293	60,750	2,328	217,371	144,108	117,296	34,448	6,803	520,026
Impairment of goodwill and intangible assets	—	—	—	—	—	—	48,036	—	48,036
Property charges and other	2,918	9,366	27	12,311	3,319	674	20,107	(7,085)	29,326
Management and license fees	10,086	8,846	—	18,932	73,174	29,810	—	(121,916)	—
Corporate expenses and other	4,729	4,910	8,262	17,901	16,862	5,382	5,504	25,156	70,805
Stock-based compensation	7,073	9,378	1,772	18,223	5,588	1,220	8,006	15,532	48,569
Adjusted Property EBITDAR	$(72,622)	$(88,878)	$—	$(161,500)	$581,844	$180,132	$(70,202)	$—	$530,274

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$(116,678)	$(142,892)	$838	$(456,267)
Net (loss) income attributable to noncontrolling interests	(3,863)	(64,899)	7,602	(219,556)
Pre-opening expenses	867	6,447	6,822	13,396
Depreciation and amortization	171,969	172,502	510,743	520,026
Impairment of goodwill and intangible assets	93,990	—	94,490	48,036
Property charges and other	114,288	4,733	132,265	29,326
Triple-net operating lease rent expense	35,404	—	106,318	—
Corporate expenses and other	35,104	22,769	102,342	70,805
Stock-based compensation	16,144	20,074	49,139	48,569
Interest income	(46,534)	(6,892)	(130,854)	(10,863)
Interest expense, net of amounts capitalized	188,571	165,277	566,554	472,265
Change in derivatives fair value	50,637	(5,839)	3,255	(14,801)
(Gain) loss on debt financing transactions	(2,928)	—	12,683	—
Other	(3,861)	864	19,794	26,090
(Benefit) provision for income taxes	(2,749)	1,390	2,574	3,248
Adjusted Property EBITDAR	$530,361	$173,534	$1,484,565	$530,274

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$418,043	$45,361	821.6	$1,054,007	$186,968	463.7
Rooms	54,309	6,974	678.7	151,311	27,813	444.0
Food and beverage	26,215	5,727	357.7	75,028	24,027	212.3
Entertainment, retail and other	26,206	17,186	52.5	82,140	58,416	40.6
Total	$524,773	$75,248	597.4	$1,362,486	$297,224	358.4

Adjusted Property EBITDAR (6)	$177,048	$(21,808)	NM	$444,713	$(72,622)	NM

Casino Statistics:
VIP:
Average number of table games	58	49	18.4	55	54	1.9
VIP turnover	$2,866,469	$283,744	910.2	$8,202,165	$1,593,761	414.6
VIP table games win (1)	$98,014	$9,271	957.2	$289,492	$22,353	1,195.1
VIP table games win as a % of turnover	3.42%	3.27%		3.53%	1.40%
Table games win per unit per day	$18,386	$2,381	672.2	$19,233	$1,587	1,111.9
Mass market:
Average number of table games	244	212	15.1	240	226	6.2
Table drop (2)	$1,725,845	$197,066	775.8	$4,414,990	$939,474	369.9
Table games win (1)	$402,285	$42,449	847.7	$968,967	$195,205	396.4
Table games win %	23.3%	21.5%		21.9%	20.8%
Table games win per unit per day	$17,913	$2,501	616.2	$14,763	$3,305	346.7
Average number of slot machines	563	607	(7.2)	579	638	(9.2)
Slot machine handle	$634,121	$121,522	421.8	$1,760,345	$502,856	250.1
Slot machine win (3)	$22,228	$5,418	310.3	$75,236	$22,989	227.3
Slot machine win per unit per day	$429	$112	283.0	$476	$138	244.9
Room statistics:
Occupancy	96.9%	28.1%		93.8%	34.4%
ADR (4)	$342	$145	135.9	$327	$160	104.4
REVPAR (5)	$331	$41	707.3	$307	$55	458.2
NM: Not meaningful.
Note: The results of operations of Wynn Palace for the three and nine months ended September 30, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$230,294	$22,832	908.6	$649,627	$165,221	293.2
Rooms	31,673	4,395	620.7	79,774	18,547	330.1
Food and beverage	18,287	4,261	329.2	47,255	17,878	164.3
Entertainment, retail and other	14,762	8,880	66.2	50,679	32,405	56.4
Total	$295,016	$40,368	630.8	$827,335	$234,051	253.5

Adjusted Property EBITDAR (6)	$77,939	$(43,806)	NM	$212,274	$(88,878)	NM

Casino Statistics:
VIP:
Average number of table games	36	39	(7.7)	45	38	18.4
VIP turnover	$1,192,610	$152,872	680.1	$3,727,106	$1,341,567	177.8
VIP table games win (1)	$41,995	$2,389	1,657.8	$130,574	$50,864	156.7
VIP table games win as a % of turnover	3.52%	1.56%		3.50%	3.79%
Table games win per unit per day	$12,638	$771	1,539.2	$10,569	$5,164	104.7
Mass market:
Average number of table games	217	230	(5.7)	214	242	(11.6)
Table drop (2)	$1,384,258	$167,539	726.2	$3,597,557	$852,832	321.8
Table games win (1)	$228,323	$22,232	927.0	$613,154	$135,074	353.9
Table games win %	16.5%	13.3%		17.0%	15.8%
Table games win per unit per day	$11,423	$1,211	843.3	$10,485	$2,140	390.0
Average number of slot machines	500	641	(22.0)	521	630	(17.3)
Slot machine handle	$570,122	$193,680	194.4	$1,559,698	$676,531	130.5
Slot machine win (3)	$16,143	$6,961	131.9	$47,892	$23,902	100.4
Slot machine win per unit per day	$351	$136	158.1	$337	$145	132.4
Poker rake	$4,494	$74	NM	$13,807	$134	NM
Room statistics:
Occupancy	98.7%	31.4%		95.5%	37.4%
ADR (4)	$327	$137	138.7	$281	$163	72.4
REVPAR (5)	$323	$43	651.2	$268	$61	339.3
NM: Not meaningful.
Note: The results of operations of Wynn Macau for the three and nine months ended September 30, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$168,130	$134,314	25.2	$460,606	$393,930	16.9
Rooms	178,518	162,125	10.1	541,392	460,707	17.5
Food and beverage	203,066	193,733	4.8	570,695	526,389	8.4
Entertainment, retail and other	69,252	54,217	27.7	211,109	165,618	27.5
Total	$618,966	$544,389	13.7	$1,783,802	$1,546,644	15.3

Adjusted Property EBITDAR (6)	$219,740	$195,760	12.2	$675,458	$581,844	16.1

Casino Statistics:
Average number of table games	234	237	(1.3)	233	234	(0.4)
Table drop (2)	$607,610	$570,419	6.5	$1,768,057	$1,683,317	5.0
Table games win (1)	$157,873	$118,263	33.5	$431,896	$386,306	11.8
Table games win %	26.0%	20.7%		24.4%	22.9%
Table games win per unit per day	$7,340	$5,420	35.4	$6,777	$6,047	12.1
Average number of slot machines	1,631	1,693	(3.7)	1,650	1,711	(3.6)
Slot machine handle	$1,638,274	$1,522,512	7.6	$4,733,534	$4,026,675	17.6
Slot machine win (3)	$115,738	$107,575	7.6	$325,883	$278,250	17.1
Slot machine win per unit per day	$771	$691	11.6	$723	$596	21.3
Poker rake	$5,669	$3,848	47.3	$16,243	$12,729	27.6
Room statistics:
Occupancy	90.0%	88.8%		89.8%	85.5%
ADR (4)	$463	$426	8.7	$473	$440	7.5
REVPAR (5)	$417	$378	10.3	$424	$376	12.8

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$155,986	$157,369	(0.9)	$488,204	$463,204	5.4
Rooms	24,838	23,718	4.7	65,895	61,819	6.6
Food and beverage	19,864	21,009	(5.5)	64,101	60,272	6.4
Entertainment, retail and other	9,715	9,687	0.3	30,441	27,438	10.9
Total	$210,403	$211,783	(0.7)	$648,641	$612,733	5.9

Adjusted Property EBITDAR (6)	$60,498	$61,136	(1.0)	$193,016	$180,132	7.2

Casino Statistics:
Average number of table games	191	188	1.6	193	185	4.3
Table drop (2)	$343,686	$364,844	(5.8)	$1,064,092	$1,077,261	(1.2)
Table games win (1)	$71,555	$76,970	(7.0)	$230,170	$234,024	(1.6)
Table games win %	20.8%	21.1%		21.6%	21.7%
Table games win per unit per day	$4,079	$4,448	(8.3)	$4,368	$4,624	(5.5)
Average number of slot machines	2,561	2,706	(5.4)	2,547	2,754	(7.5)
Slot machine handle	$1,336,724	$1,288,250	3.8	$3,933,388	$3,703,990	6.2
Slot machine win (3)	$105,330	$104,122	1.2	$316,129	$298,842	5.8
Slot machine win per unit per day	$447	$418	6.9	$455	$397	14.6
Poker rake	$5,224	$2,554	104.5	$16,116	$4,580	251.9
Room statistics:
Occupancy	96.0%	97.0%		92.9%	90.6%
ADR (4)	$421	$398	5.8	$389	$374	4.0
REVPAR (5)	$405	$386	4.9	$362	$339	6.8
(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com